Volt Information Sciences Announces Review of Strategic Alternatives

June 05, 2018

NEW YORK--(BUSINESS WIRE)-- Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI) announces today that the Company is fully engaged in a process to evaluate potential strategic alternatives to maximize shareholder value. Such strategic alternatives could include a sale of the Company or a sale of a division or divisions thereof, a strategic merger, a business combination or continuing as a standalone company executing on its business plan. The Company has engaged Houlihan Lokey Capital, Inc. as financial advisor and Milbank, Tweed, Hadley & McCloy LLP as legal advisor to assist in its review.

Dana Messina, Chairman of the Board, said, "We remain confident in our ability to execute on our business plan and in the growth opportunities available to us. At the same time, the Board believes it is in the best interest of shareholders to conduct a thorough evaluation of strategic opportunities that could accelerate value recognition or unlock additional value."

The Board and the Company have not set a definitive timetable for completion of their review of strategic alternatives, nor has any decision related to any particular strategic alternative been made, and there can be no assurance that the process will result in any transaction being announced or completed in the future. The Company does not intend to make any further announcements related to its review unless and until its Board of Directors has approved a specific transaction or otherwise determined that further disclosure is appropriate. As always, the Company will continue to dedicate its resources to generating business, delivering superior customer service and supporting the development of our employees.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involves managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specializes in serving as an extension of our customers' consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, the outcome of the Company’s strategic alternatives process, the outcome of the Company’s turnaround plan, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission. Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at www.sec.gov and at the Company’s website at www.volt.com in the Investors section.

View source version on businesswire.com: https://www.businesswire.com/news/home/20180605005711/en/

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com
or
Addo Investor Relations
Lasse Glassen, 424-238-6249
lglassen@addoir.com

Source: Volt Information Sciences, Inc.

Released June 5, 2018